EXHIBIT 99.1

INVESTVIEW PAYS PREFERRED QUARTERLY DIVIDEND

(July 30th, 2020)

Eatontown, New Jersey. August 6, 2020 – Investview, Inc., OTCQB: INVU (the “Company”) today announced that on July 30, 2020, the Company paid the initial quarterly dividend of eighty one ($.81) cents per share to all Holders of its 13% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”). The Preferred Stock was registered in the Company’s Perpetual Preferred Unit Offering declared effective by the SEC on March 6, 2020.

Holders of Investview Preferred Stock will receive an annual dividend yield of 13% as described in their Perpetual Preferred Unit Offering. The 13% annual dividend for the first three years is escrowed from the proceeds of the $25 offering price of the Perpetual Preferred Unit Offering.

To learn about the Company’s Perpetual Preferred Unit Offering visit the Capital Engine link: https://bit.ly/2xj21lD

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. For more information on Investview and all of its wholly-owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the Prospectus filed with the SEC as part of the Company’s effective registration statement, registration no. 333-236563 (the “Registration Statement”). We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events, except as required by federal securities law. This press release does not constitute an offer to sell the Preferred Stock or other securities subject to the Perpetual Preferred Unit Offering, which may only be done subject to the Prospectus delivery requirements of the Act.

Investview Public Relations
Contact: Mario Romano
Phone Number: 732.889.4308
Email: pr@investview.com